UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Earliest Event Reported: July 31, 2003

Date of Report: July 27, 2004

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

        (Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation or organization)	Commission file numbers	(I.R.S. Employer Identification Nos.)

One Liberty Plaza, Liberty, Missouri 64068

        (Address of principal executive offices) (Zip Code)

        Registrants’ telephone number, including area code: (816) 792-1600

ITEM 5. OTHER EVENTS

Based upon a recently completed preliminary independent valuation of the assets and liabilities obtained in April 2004 in connection with the contribution of Blue Rhino LLC, we estimate that our total depreciation and amortization expense will be approximately $20 million for our fourth fiscal quarter ending July 31, 2004.

In addition, our operating partnership, Ferrellgas, L.P., completed a debt financing in April 2004 and we completed a debt financing in June 2004, both incurred in connection with the contribution of Blue Rhino LLC. As a result of these debt financings, we estimate that our total interest expense for the fourth quarter ending July 31, 2004 will be approximately $22 million.

Since retail gallon sales during our fourth fiscal quarter typically represent less than 15 percent of our annual sales, we historically experience operating losses during our fourth fiscal quarter because our fixed costs exceed that quarter's gross profit.

We anticipate that our operating loss for our fourth fiscal quarter ending July 31, 2004, will decrease by less than 10 percent compared to the same period in fiscal 2003, in which we reported an operating loss of $29.3 million. We expect that operating income provided by our Blue Rhino operations during our fourth fiscal quarter will be offset by:

o approximately $10 million of additional depreciation and amortization expense primarily related to the Blue Rhino LLC contribution;
o nonrecurring costs associated with the implementation of our new technology initiative;
o the impact of continued high wholesale cost of propane; and
o the continued impact from the warmer winter temperatures this fiscal year.

Statements above concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance or expectations. These risks, uncertainties and other factors are discussed in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2003, and other documents filed from time to time by those entities with the Securities and Exchange Commission.

In addition, we are filing the unaudited interim consolidated balance sheets and footnotes of Ferrellgas Partner’s L.P. and Ferrellgas L.P.‘s non-public general partner Ferrellgas, Inc. to update its most recent audited consolidated balance sheets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial statements of businesses acquired.

      Not applicable.

      (b) Pro forma financial information.

      Not applicable.

      (c) Exhibits.

        The Exhibit listed in the Index to Exhibits is filed as part of this Current Report on Form 8-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P.
By Ferrellgas, Inc. (General Partner)
Date: July 27, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: July 27, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P.
By Ferrellgas, Inc. (General Partner)
Date: July 27, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: July 27, 2004	/s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.15	Unaudited interim consolidated balance sheets of Ferrellgas, Inc. and footnotes as of April 30, 2004 and July 31, 2003.